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                                                                     Exhibit (j)


[BRIGGS, BUNTING AND DOUGHERTY, LLP LETTERHEAD]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated July 19, 2002, accompanying the June 30, 2002 financial statements of Trainer Wortham First Mutual Fund, Trainer Wortham Total Return Bond Fund and Froley Revy Convertible Securities Fund (each a series of shares of beneficial interest of Trainer Wortham Funds) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We also consent to the reference to our firm under the caption "Financial Statements" in the Prospectus.





                                                BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA

OCTOBER 30, 2002